UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2019

BRE SELECT HOTELS CORP

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-186090	35-2464254
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

c/o Blackstone Real Estate Partners VII L.P., 345 Park Avenue, New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

(212) 583-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Redemption of Series A Preferred Stock

On November 8, 2019, BRE Select Hotels Corp provided a notice of redemption of all 22,876,901 outstanding shares of its 7% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”). The shares of Series A Preferred Stock will be redeemed on December 9, 2019. The shares of Series A Preferred Stock will be redeemed from each stockholder at a redemption price of $1.9319 per share, which will be comprised of the $1.90 liquidation preference per share and $0.0319 in accumulated and unpaid dividends per share earned through the redemption date.

Suspension of Reporting

Following this Current Report on Form 8-K, BRE Select Hotels Corp will cease to voluntarily file reports with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Select Hotels Corp

By:	/s/ Brian Kim
Name: Brian Kim
Title: Chief Financial Officer, Vice President and Managing Director

Date: November 14, 2019